Exhibit 10.11.4

SECOND AMENDMENT TO

TITLE II OF THE

DEFINED CONTRIBUTION MAKE-UP PLAN

OF CONOCOPHILLIPS

(2012 RESTATEMENT)

  Effective as of the “Effective Time” defined in the Employee Matters Agreement by and between ConocoPhillips and Phillips 66 (the “Effective Time”), ConocoPhillips Company (the “Company”) amended and restated the Defined Contribution Make-Up Plan (“DCMP”) for the benefit of certain employees of the Company and its affiliates. Effective January 1, 2013, the Company further amended the DCMP through the First Amendment to Title II of the Defined Contribution Make-Up Plan of ConocoPhillips (2012 Restatement).

  The Company desires to amend the DCMP by the revisions set forth below, effective January 1, 2016:

1.   Section 1 is hereby amended to add the following provisions to the end thereof:

“(ll)           “Employer Discretionary Account” shall have the same meaning as set forth in the CPSP.

(mm)         “Employer Discretionary Contribution Account” shall have the same meaning as set forth in the CPSP.

(nn)           “Employer Matching Account” shall have the same meaning as set forth in the CPSP.

(oo)           “Employer Matching Contribution Account” shall have the same meaning as set forth in the CPSP.”

2.   Section 4 is amended to read as follows:

“For any period in which a Highly Compensated Employee’s DCMP Pay exceeds his or her CPSP Pay, a Benefit amount shall be credited to a Highly Compensated Employee’s Supplemental Thrift Feature Account for the Ongoing Plan no later than the end of the month following the Valuation Date that Company contributions are made either to the Highly Compensated Employee’s Employer Matching Contribution Account or to the Highly Compensated Employee’s Employer Discretionary Contribution Account, or would have been made to either such account if the Highly Compensated Employee had received Company contributions under the CPSP. The Benefit amount so credited shall equal the percentage set by the CPSP with regard to an Employer Matching Contribution or by the Company with regard to an Employer Discretionary Contribution, as the case may be, multiplied by the amount by which the Highly Compensated Employee’s DCMP Pay for the period for which the Employer Matching Contribution or the Employer Discretionary Contribution, as the case may be, exceeds his or her CPSP Pay for that period.”

Executed December 17, 2015.

For ConocoPhillips Company

/s/ James D. McMorran

James D. McMorran

Vice President, Human Resources